Exhibit 5

January 18, 2011

Chile Mining Technologies Inc.
Jorge Canning 1410
Nunoa, Santigo
Republic of Chile

Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special Nevada counsel for Chile Mining Technologies Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-1 relating to the registration under the Securities Act of 1933, as amended (the "Act") of up to 1,121,531 shares of Common Stock, par value $.001 per share (the "Shares") of the Company, all of which are to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). Such Registration Statement filed with the Securities and Exchange Commission on July 16, 2010, including any amendments, is herein referred to as the "Registration Statement."

In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Articles of Incorporation of the Company, as amended; (b) the Bylaws of the Company; (c) the consents of the Board of Directors of the Company provided to us, (d) the Officer’s Certificate provided to us by the Company, in which we have assumed the validity of such representations. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

January 18, 2011 Page 2

Based upon the foregoing, we are of the opinion that the Shares of Common Stock currently outstanding are legally and validly issued, fully paid and nonassessable. This opinion is limited to matters governed by the laws of the State of Nevada.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Holland & Hart LLP